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                                                                      Exhibit 21

List of Subsidiaries at December 31, 1993:

                                     First Alabama Bank (1)
                                     Regions Bank of Florida(2)
                                     First Alabama Bank of Columbus (3)
                                     First Security Bank of Tennessee (4)
                                     Franklin County Bank (4)
                                     FAB Agency, Inc. (5)
                                     Regions Financial Leasing, Inc. (5)
                                     Regions Agency, Inc. (5)
                                     Regions Financial Building Corporation (5)
                                     First Alabama Investments, Inc. (5)
                                     Real Estate Financing, Inc. (5)
                                     First Alabama Life Insurance Company (6)
                                     The Georgia Company (7)
                                     Regions Title Company (8)
                                     Regions Corporation (9)
                                     Secor Bank, Federal Savings Bank (11)
                                     First Insurance Corporation (10)
                                     Secor Realty and Investment (5)
                                     Secor Insurance Agency, Inc. Alabama(5)
                                     Secor Insurance Agency, Inc. Louisiana(10)
                                     Secor Credit Corporation (5)




(1) Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2) Affiliate state bank in Florida chartered under the banking laws of Florida.

(3) Affiliate state bank in Georgia chartered under the banking laws of Georgia. (Name changed to Regions Bank of Georgia, March 14, 1994)

(4) Affiliate state bank in Tennessee chartered under the banking laws of Tennessee

(5) Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.

(6) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama. (Name changed to Regions Life Insurance Company, January 27, 1994)

(7) Bank-related subsidiary (inactive) incorporated under the laws of the state of Georgia.





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(8)      Bank-related subsidiary incorporated under the laws of the state of
         Tennessee.

(9)      Second tier holding company incorporated in the state of Delaware.

(10) Bank-related subsidiary incorporated under the laws of the state of Louisiana.

(11)     Thrift incorporated under the laws of the United States.